Exhibit 99.1

Eastern Virginia Bankshares, Inc. Releases Fourth Quarter and Full Year 2015 Results

TAPPAHANNOCK, Va., Feb. 9, 2016 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company"), the one bank holding company of EVB (the "Bank"), reported today its results of operations for the three and twelve months ended December 31, 2015.

Performance Summary

	Three Months Ended December 31,
(dollars in thousands, except per share data)	2015	2014
Net income (1)	$ 2,168	$ 731
Net income available to common shareholders (1)	$ 2,168	$ 382
Basic and diluted net income per common share	$ 0.12	$ 0.03
Return on average assets (annualized)	0.69%	0.13%
Return on average common shareholders' equity (annualized)	8.23%	1.56%
Net interest margin (tax equivalent basis) (2)	3.71%	3.94%

	Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2015	2014
Net income (1)	$ 7,294	$ 5,664
Net income available to common shareholders (1)	$ 6,908	$ 3,716
Basic and diluted net income per common share	$ 0.38	$ 0.22
Return on average assets	0.57%	0.35%
Return on average common shareholders' equity	6.76%	3.96%
Net interest margin (tax equivalent basis) (2)	3.84%	3.85%

(1) The difference between net income and net income available to common shareholders is the effective dividend to holders of the Company's Series A Preferred Stock.

(2) For more information on the calculation of net interest margin on a tax equivalent basis, see the average balance sheet and net interest margin analysis for the three and twelve month periods ended December 31, 2015 and 2014 contained in this release.

The Company's results for the three and twelve months ended December 31, 2015 were directly impacted by the acquisition and integration of Virginia Company Bank ("VCB"), which was effective November 14, 2014, including increased average loan and deposit balances during the twelve months ended December 31, 2015 as compared to the same period in 2014. Merger and merger related expenses totaled $224 thousand for the twelve months ended December 31, 2015 as compared to $1.8 million for the same period in 2014. Additionally, during the second quarter of 2015, the Company completed a private placement of $20.0 million in senior subordinated debt. A portion of these proceeds were used to redeem both its outstanding warrants with the U.S. Department of Treasury ("Treasury") and the remaining $9.0 million of its Series A Preferred Stock related to the Troubled Asset Relief Program ("TARP") that was originally issued during January 2009. During the fourth quarter of 2015, the Company completed an offer to exchange all $20.0 million of the senior subordinated notes for identical notes that were registered under the Securities Act of 1933. The issuance of the senior subordinated debt was a significant driver of higher interest expense and a lower net interest margin during the second half of 2015.

In announcing these results, Joe A. Shearin, President and Chief Executive Officer commented, "I am pleased with our Company's continued progress and results for the fourth quarter and full year of 2015. Despite a sluggish economy and competitive pressures in the low rate environment, we are reporting our third straight quarter of loan growth. During 2015, we generated strong loan and deposit growth, which caused our balance sheet to increase by 7.5%. We continued our company-wide efforts to grow and improve profitability by driving operating efficiencies, containing noninterest expenses and identifying revenue enhancement opportunities, which have meaningfully improved our financial performance when compared to the same periods last year. For the fourth quarter of 2015, as compared to the third quarter of 2015, we are reporting an increase in net income available to common shareholders of 7.9%, an increase in annualized return on average assets of 0.04% to 0.69%, and an increase in annualized return on average common shareholders' equity of 0.43% to 8.23%."

Shearin continued, "As we look forward to 2016, as a company we will continue to use our strategic and financial flexibility, leverage our strong credit culture and evaluate and implement strategies that we believe will improve our performance and profitability and increase the value of our company. Given our continued balance sheet strength and improved financial performance, I am also pleased to announce that the Board of Directors declared another cash dividend of $0.02 per share of common stock and Series B Preferred Stock payable on March 4, 2016 to shareholders of record as of February 19, 2016."

For the three months ended December 31, 2015, the following were significant factors in the Company's reported results:

  Increase in net interest income of $519 thousand from the same period in 2014, principally due to a $836 thousand increase in interest and fees on loans driven primarily by loans acquired through the acquisition of VCB, partially offset by an increase in interest expense associated with the issuance of $20.0 million in senior subordinated debt during the second quarter of 2015;
  Net interest margin (tax equivalent basis) decreased 23 basis points to 3.71% during the fourth quarter of 2015 as compared to 3.94% for the same period in 2014;
  Increase in salaries and employee benefits of $248 thousand from the same period in 2014, primarily due to increased staff levels and support positions associated with the addition of three branches through the acquisition of VCB, partially offset by reductions in staff levels during the second half of 2015 that were driven by operating efficiencies gained through a previously completed comprehensive assessment of our operations;
  No provision for loan losses was recorded during the fourth quarter of 2015 or 2014. Net charge-offs decreased to $611 thousand for the fourth quarter of 2015 from $1.1 million in the same period of 2014;
  Decrease in merger and merger related expenses of $1.2 million due to certain costs associated with the VCB acquisition during 2014 that were not repeated in 2015;
  Other operating expenses decreased $340 thousand during the fourth quarter of 2015 as compared to the same period in 2014. This decrease was driven primarily by lower consultant and marketing and advertising expenses, partially offset by increases in audit and accounting fees, internet banking costs and core deposit intangible amortization expense; and
  Decrease in the effective dividend on preferred stock of $349 thousand from the same period in 2014. This was due to the redemption of the Company's Series A Preferred Stock (10,000, 5,000 and 9,000 shares on October 15, 2014, January 15, 2015 and June 15, 2015, respectively).

For the twelve months ended December 31, 2015, the following were significant factors in the Company's reported results:

  Increase in net interest income of $4.9 million from the same period in 2014, principally due to a $6.1 million increase in interest and fees on loans driven primarily by loans acquired through the acquisition of VCB, partially offset by an increase in interest expense associated with the issuance of $20.0 million in senior subordinated debt;
  Increase in salaries and employee benefits of $2.7 million from the same period in 2014, primarily due to increased staff levels and support positions associated with the addition of three branches through the acquisition of VCB;
  Operating results were impacted by acquisition accounting adjustments in relation to the VCB acquisition. As a result, yields on acquired loans increased and were partially offset by amortization of the core deposit intangible and the fair value adjustment for time deposits. The net accretion attributable to accounting adjustments related to the VCB acquisition was $479 thousand;
  No provision for loan losses was recorded during the twelve months ended December 31, 2015 compared to $250 thousand for the same period in 2014. Net charge-offs decreased to $1.7 million for the twelve months ended December 31, 2015 from $2.0 million in the same period of 2014;
  Decrease in merger and merger related expenses of $1.6 million due to certain costs associated with the VCB acquisition during 2014 that were not repeated in 2015;
  Nonperforming assets at December 31, 2015 decreased $701 thousand from December 31, 2014, primarily due to a $1.3 million decline in other real estate owned and a $447 thousand decline in nonaccrual loans, partially offset by an increase of $1.1 million in loans past due 90 days and accruing interest;
  Increase in collection, repossession and other real estate owned expense of $196 thousand from the same period in 2014 due to increased average carrying balances of and costs associated with other real estate owned and classified assets;
  Expenses related to FDIC insurance premiums declined to $821 thousand as compared to $921 thousand for the same period in 2014. The Company faced lower FDIC insurance assessment rates following termination of its memorandum of understanding with its federal and state banking regulators (the "MOU"), which was partially offset by higher average asset balances due to the VCB acquisition;
  Other operating expenses increased $1.5 million for the twelve months ended December 31, 2015 as compared to the same period in 2014, primarily driven by increased costs associated with new marketing and advertising initiatives and outsourcing of the Bank's core information technology processing. Although consultant expenses decreased year over year, they were negatively impacted in the current year due to the Company's engagement of an independent consultant to conduct a comprehensive assessment of its operations. Additionally, amortization expense for the core deposit intangible related to the VCB acquisition increased $227 thousand for the twelve months ended December 31, 2015, as compared to the same period in 2014; and
  Decrease in the effective dividend on preferred stock of $1.6 million from the same period in 2014. This was due to the redemption of the Company's Series A Preferred Stock (10,000, 5,000 and 9,000 shares on October 15, 2014, January 15, 2015 and June 15, 2015, respectively).

Operations Analysis

The following tables present average balances of assets and liabilities, the average yields earned on such assets (on a tax equivalent basis) and rates paid on such liabilities, and the net interest margin for the three and twelve months ended December 31, 2015 and 2014.

Average Balance Sheet and Net Interest Margin Analysis
(dollars in thousands)
	Three Months Ended December 31,
		2015			2014
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$ 238,163	$ 1,374	2.29%	$ 222,145	$ 1,141	2.04%
Restricted securities	8,327	109	5.19%	7,345	105	5.67%
Tax exempt (2)	19,577	195	3.95%	27,878	273	3.89%
Total securities	266,067	1,678	2.50%	257,368	1,519	2.34%
Interest bearing deposits in other banks	9,573	6	0.25%	8,809	5	0.23%
Federal funds sold	116	-	0.00%	359	-	0.00%
Loans, net of unearned income (3)	872,975	10,656	4.84%	766,664	9,820	5.08%
Total earning assets	1,148,731	12,340	4.26%	1,033,200	11,344	4.36%
Less allowance for loan losses	(11,779)			(14,071)
Total non-earning assets	113,278			104,762
Total assets	$ 1,250,230			$ 1,123,891

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$ 301,313	$ 275	0.36%	$ 274,387	$ 250	0.36%
Savings	96,213	38	0.16%	90,133	30	0.13%
Money market savings	163,342	187	0.45%	136,376	145	0.42%
Time deposits	240,879	584	0.96%	234,735	525	0.89%
Total interest-bearing deposits	801,747	1,084	0.54%	735,631	950	0.51%
Federal funds purchased and repurchase
agreements	4,958	6	0.48%	8,431	13	0.61%
Short-term borrowings	99,049	59	0.24%	76,441	41	0.21%
Junior subordinated debt	10,310	85	3.27%	10,310	81	3.12%
Senior subordinated debt	19,028	351	7.32%	-	-	0.00%
Total interest-bearing liabilities	935,092	1,585	0.67%	830,813	1,085	0.52%
Noninterest-bearing liabilities
Demand deposits	181,413			155,469
Other liabilities	7,676			3,542
Total liabilities	1,124,181			989,824
Shareholders' equity	126,049			134,067
Total liabilities and shareholders' equity	$ 1,250,230			$ 1,123,891

Net interest income (2)		$ 10,755			$ 10,259

Interest rate spread (2)(4)			3.59%			3.84%
Interest expense as a percent of
average earning assets			0.55%			0.42%
Net interest margin (2)(5)			3.71%			3.94%

Notes:
(1) Yields are annualized and based on average daily balances.
(2) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a
$60 adjustment for 2015 and a $83 adjustment in 2014.
(3) Nonaccrual loans have been included in the computations of average loan balances.
(4) Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(5) Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

(dollars in thousands)
	Twelve Months Ended December 31,
		2015			2014
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$ 224,159	$ 4,934	2.20%	$ 232,639	$ 5,171	2.22%
Restricted securities	7,965	427	5.36%	7,075	387	5.47%
Tax exempt (2)	33,079	1,315	3.98%	28,466	1,133	3.98%
Total securities	265,203	6,676	2.52%	268,180	6,691	2.49%
Interest bearing deposits in other banks	7,574	18	0.24%	7,354	18	0.24%
Federal funds sold	180	-	0.00%	191	-	0.00%
Loans, net of unearned income (3)	840,814	41,672	4.96%	706,812	35,555	5.03%
Total earning assets	1,113,771	48,366	4.34%	982,537	42,264	4.30%
Less allowance for loan losses	(12,327)			(14,547)
Total non-earning assets	113,691			100,162
Total assets	$ 1,215,135			$ 1,068,152

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$ 291,955	$ 1,067	0.37%	$ 262,765	$ 949	0.36%
Savings	93,645	131	0.14%	90,015	120	0.13%
Money market savings	162,360	748	0.46%	120,541	498	0.41%
Time deposits	236,500	2,111	0.89%	225,795	2,343	1.04%
Total interest-bearing deposits	784,460	4,057	0.52%	699,116	3,910	0.56%
Federal funds purchased and repurchase
agreements	8,065	46	0.57%	4,698	28	0.60%
Short-term borrowings	89,580	194	0.22%	72,565	151	0.21%
Junior subordinated debt	10,310	329	3.19%	10,310	339	3.29%
Senior subordinated debt	13,361	963	7.21%	-	-	0.00%
Total interest-bearing liabilities	905,776	5,589	0.62%	786,689	4,428	0.56%
Noninterest-bearing liabilities
Demand deposits	174,150			139,991
Other liabilities	7,265			4,171
Total liabilities	1,087,191			930,851
Shareholders' equity	127,944			137,301
Total liabilities and shareholders' equity	$ 1,215,135			$ 1,068,152

Net interest income (2)		$ 42,777			$ 37,836

Interest rate spread (2)(4)			3.72%			3.74%
Interest expense as a percent of
average earning assets			0.50%			0.45%
Net interest margin (2)(5)			3.84%			3.85%

Notes:
(1) Yields are based on average daily balances.
(2) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a
$402 adjustment for 2015 and a $346 adjustment in 2014.
(3) Nonaccrual loans have been included in the computations of average loan balances.
(4) Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(5) Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

Interest Income and Expense

Net interest income and net interest margin

Net interest income in the fourth quarter of 2015 increased $519 thousand, or 5.1%, when compared to the fourth quarter of 2014. Net interest income for the twelve months ended December 31, 2015 increased $4.9 million, or 13.0%, as compared to the same period in 2014. The Company's net interest margin (tax equivalent basis) decreased to 3.71% and 3.84% for the three and twelve months ended December 31, 2015, representing 23 and 1 basis point decreases, respectively, over the Company's net interest margins (tax equivalent basis) for the three and twelve months ended December 31, 2014. The quarter-over-quarter decline in the net interest margin (tax equivalent basis) was primarily driven by lower loan yields as a result of competitive pressures in the historically low rate environment, lower accretion of fair value adjustments related to the VCB acquisition and increased interest expense as a result of the private placement of $20.0 million of senior subordinated debt in April 2015. These margin pressures were mostly offset in the Company's results for the year ended December 31, 2015, as compared to 2014, by the impacts of increases in average loan balances. The most significant factors impacting net interest income during the three and twelve month periods ended December 31, 2015 were as follows:

Positive Impacts:

  Average loan balances increased primarily due to the acquisition of VCB, organic loan growth and the purchase of $21.6 million in loans between June 2015 and December 2015;
  Increases in average balances of and average rates earned on total investment securities for the three months ended December 31, 2015; and
  Average rates paid on total interest-bearing deposits decreased for the twelve months ended December 31, 2015 over the comparable period in 2014. However, the Company experienced higher average interest-bearing deposit balances during the twelve months ended December 31, 2015 over the comparable 2014 period, primarily due to interest-bearing deposits assumed from the VCB acquisition. This drove a slight increase in interest expense attributable to the Company's deposit portfolio.

Negative Impact:

  Private placement of $20.0 million of senior subordinated debt resulting in increases to total average interest-bearing liabilities and related interest expense.

Total interest and dividend income

Total interest and dividend income increased 9.0% and 14.4% for the three and twelve months ended December 31, 2015, respectively, as compared to the same periods in 2014. The increase in total interest and dividend income during the three months ended December 31, 2015 was primarily driven by an increase in average loan and investment securities balances and an increase in average investment securities yields, partially offset by a decrease in average loan yields. The increase in total interest and dividend income during the twelve months ended December 31, 2015, as compared to 2014, was primarily driven by an increase in average loan balances and was partially offset by a decrease in average loan yields.

Loans

Average loan balances increased for the three and twelve month periods ended December 31, 2015, as compared to the same periods in 2014, due primarily to the acquisition of VCB loans totaling $101.5 million as of November 14, 2014, net of fair value adjustments, the purchase of $21.6 million in performing one-to-four family residential mortgage loans, consumer loans and government guaranteed loans between June 2015 and December 2015, organic loan growth and the opening of a new loan production office in Chesterfield County, Virginia in the second quarter of 2014. Despite a 2.3% increase in loans during the fourth quarter of 2015 which was in line with internal targets, loan growth came in slightly below our expectations for the year. Loan growth in our rural markets, especially with respect to consumer loans, remains weak while competition for commercial loans, especially in the Richmond and Tidewater markets, has been and we expect will continue to be intense given the historically low rate environment. The Company's average loan balances increased $106.3 million for the three months ended December 31, 2015 and increased $134.0 million for the twelve months ended December 31, 2015, as compared to average loan balances for the same periods in 2014. Total average loans were 76.0% of total average interest-earning assets for the three months ended December 31, 2015, compared to 74.2% for the three months ended December 31, 2014. Total average loans were 75.5% of total average interest-earning assets for the twelve months ended December 31, 2015, compared to 71.9% for the twelve months ended December 31, 2014.

Investment securities

Average total investment securities balances increased 3.4% for the three month period ended December 31, 2015, but declined 1.1% for the twelve month period ended December 31, 2015, as compared to the same periods in 2014. The overall decline during 2015 was the result of the Company moving towards its long term target of the investment securities portfolio comprising 20% of the Company's total assets, the lack of investment opportunities with acceptable risk-adjusted rates of return and liquidity needs to support our operations and strategic initiatives. The yields on average investment securities increased 16 and 3 basis points for the three months and twelve months ended December 31, 2015, respectively, as compared to the same periods in 2014. The increase in yields on average investment securities during the three month period ended December 31, 2015, as compared to the same period in 2014, was driven by higher interest rates and a greater allocation of the investment securities portfolio to higher yielding Agency CMO securities, Agency CMBS securities and taxable municipal securities. These increases were partially offset by a lower allocation of the investment securities portfolio to SBA Pool securities and tax exempt municipal securities, both of which also tend to be higher-yielding segments of the Company's investment securities portfolio.

Interest-bearing deposits

Average total interest-bearing deposit balances increased for the three and twelve month periods ended December 31, 2015, as compared to the same periods in 2014, primarily due to the assumption of VCB's interest-bearing deposit liabilities, which totaled $85.6 million as of November 14, 2014, and organic deposit growth that was in part driven by the Company's marketing and advertising initiatives.

Borrowings

Average total borrowings increased for the three and twelve month periods ended December 31, 2015, as compared to the same periods in 2014, primarily due to the issuance of $20.0 million in senior subordinated debt in April 2015 and increased short-term borrowings. Average short-term borrowings increased for the three and twelve month periods ended December 31, 2015, as compared to the same periods in 2014, due to the assumption of $8.7 million in short-term FHLB advances as a result of the VCB acquisition, as well as additional short-term FHLB advances to fund loan growth and other strategic initiatives.

Noninterest Income

The following tables depict the components of noninterest income for the three and twelve months ended December 31, 2015 and 2014:

	Three Months Ended December 31,
(dollars in thousands)	2015	2014	Change $	Change %
Service charges and fees on deposit accounts	$ 764	$ 773	$ (9)	-1.2%
Other operating income	377	377	-	0.0%
Debit/credit card fees	455	346	109	31.5%
Gain on sale of available for sale securities, net	102	42	60	142.9%
(Loss) gain on sale of bank premises and equipment	(20)	1	(21)	-2100.0%
Total noninterest income	$ 1,678	$ 1,539	$ 139	9.0%

	Twelve Months Ended December 31,
(dollars in thousands)	2015	2014	Change $	Change %
Service charges and fees on deposit accounts	$ 2,845	$ 3,257	$ (412)	-12.6%
Other operating income	1,704	1,458	246	16.9%
Debit/credit card fees	1,728	1,416	312	22.0%
Gain on sale of available for sale securities, net	224	538	(314)	-58.4%
Gain on sale of held to maturity securities, net	10	-	10	100.0%
(Loss) gain on sale of bank premises and equipment	(58)	6	(64)	-1066.7%
Total noninterest income	$ 6,453	$ 6,675	$ (222)	-3.3%

Key changes in the components of noninterest income for both the three and twelve months ended December 31, 2015, as compared to the same periods in 2014, are discussed below:

  Service charges and fees on deposit accounts declined due to decreases in service charge and overdraft fees on checking accounts;
  Other operating income increased for the twelve months ended December 31, 2015 compared to the same period in 2014 primarily due to higher earnings from the Bank's subsidiaries, its investment in Bankers Insurance, LLC and bank owned life insurance policies, partially offset by higher losses from the Bank's investments in Housing Equity Funds. Additionally, other operating income includes earnings from the Bank's investments in Southern Trust Mortgage, LLC and Bankers Title, LLC;
  Debit/credit card fees increased primarily due to an increase in debit card fees driven by the acquisition of VCB and a higher utilization rate of debit cards by our customer base;
  Gain on sale of available for sale securities, net increased for the fourth quarter of 2015 compared to the same period of 2014 primarily as a result of the Company adjusting the composition of the investment securities portfolio as part of the Company's overall asset/liability management strategy. However, gains decreased during the twelve months ended December 31, 2015 primarily due to the sale of a portion of its previously impaired agency preferred securities (FNMA & FHLMC) that generated gains during the first quarter of 2014, and because the Company did not generate comparable gains during 2015; and
  (Loss) gain on sale of bank premises and equipment was primarily due to the sale of our former Heathsville branch building as operations were relocated to a new facility and the disposal of certain office equipment, with no similar losses occurring during 2014.

Noninterest Expense

The following tables depict the components of noninterest expense for the three and twelve months ended December 31, 2015 and 2014:

	Three Months Ended December 31,
(dollars in thousands)	2015	2014	Change $	Change %
Salaries and employee benefits	$ 5,244	$ 4,996	$ 248	5.0%
Occupancy and equipment expenses	1,460	1,237	223	18.0%
FDIC expense	199	163	36	22.1%
Collection, repossession and other real estate owned	95	118	(23)	-19.5%
Loss on sale of other real estate owned	7	12	(5)	-41.7%
Impairment losses on other real estate owned	-	13	(13)	-100.0%
Merger and merger related expenses	-	1,248	(1,248)	-100.0%
Other operating expenses	2,352	2,692	(340)	-12.6%
Total noninterest expenses	$ 9,357	$ 10,479	$ (1,122)	-10.7%

	Twelve Months Ended December 31,
(dollars in thousands)	2015	2014	Change $	Change %
Salaries and employee benefits	$ 21,649	$ 18,982	$ 2,667	14.1%
Occupancy and equipment expenses	5,762	5,109	653	12.8%
FDIC expense	821	921	(100)	-10.9%
Collection, repossession and other real estate owned	519	323	196	60.7%
Loss on sale of other real estate owned	25	78	(53)	-67.9%
Impairment losses on other real estate owned	5	24	(19)	-79.2%
Merger and merger related expenses	224	1,831	(1,607)	-87.8%
Other operating expenses	10,035	8,536	1,499	17.6%
Total noninterest expenses	$ 39,040	$ 35,804	$ 3,236	9.0%

Key changes in the components of noninterest expense for both the three and twelve months ended December 31, 2015, as compared to the same periods in 2014, are discussed below:

  Salaries and employee benefits increased primarily due to the increased staff levels and support positions associated with the addition of three branches through the acquisition of VCB. Additionally, salaries and employee benefits were higher in 2015 due to annual merit salary increases, increased restricted stock compensation expense, increased bonuses, commissions and other incentive compensation and valuation adjustments related to pension plan liabilities, partially offset by an increase in deferred compensation on loan originations, lower group insurance expenses and reductions in staff levels during the second half of 2015 that were driven by operating efficiencies gained through a previously completed comprehensive assessment of our operations;
  Occupancy and equipment expenses increased primarily due to depreciation expense associated with certain acquired VCB assets and increased rent, building repairs and maintenance and real estate tax expenses related to the acquired VCB branch locations;
  FDIC expense decreased for the twelve month period but increased for the three month period ended December 31, 2015. For the twelve month period, FDIC expense decreased due to lower base insurance assessment rates resulting from the improvement in the Bank's overall composite rating in connection with the termination of the MOU in March 2014. FDIC expense was higher during the fourth quarter of 2015, as compared to the same period in 2014, because the Bank did not pay FDIC assessments on assets acquired from VCB until the first quarter of 2015 and due to the corresponding timing of lower base insurance assessment rates that favorably affected FDIC expense in the fourth quarter of 2014;
  Collection, repossession and other real estate owned expenses increased for the twelve month period ending December 31, 2015 due to increases in average carrying balances of and costs associated with other real estate owned and classified assets during certain periods of the second and third quarters of 2015;
  Merger and merger related expenses decreased due to certain costs associated with the acquisition of VCB in 2014 that were not repeated in 2015; and
  Other operating expenses increased for the twelve month period but decreased for the three month period ended December 31, 2015. Significant increases in the twelve month period ending December 31, 2015 included elevated costs associated with outsourcing of the Bank's core information technology processing, increased franchise taxes, loan closing costs, internet banking expenses, core deposit intangible amortization expense and expenses related to marketing and advertising initiatives, partially offset by lower consultant expenses. Although consultant expenses decreased year over year, these expenses included costs incurred related to the Company's engagement during 2015 of an independent consultant to conduct a comprehensive assessment of its operations. Significant decreases in the three month period ending December 31, 2015, as compared to the same period in 2014, included lower consultant and marketing and advertising expenses, partially offset by increases in audit and accounting fees, internet banking costs and core deposit intangible amortization expense.

Balance Sheet and Asset Quality

Balance Sheet

Key balance sheet components as of December 31, 2015 and 2014 are as follows:

	December 31,	December 31,
(dollars in thousands)	2015	2014	Change $	Change %
Total assets	$ 1,270,384	$ 1,181,972	$ 88,412	7.5%
Securities available for sale, at fair value	230,943	214,011	16,932	7.9%
Securities held to maturity, at carrying value	29,698	32,163	(2,465)	-7.7%
Total loans	880,778	820,569	60,209	7.3%
Total deposits	988,719	939,254	49,465	5.3%
Total borrowings	148,760	102,013	46,747	45.8%
Total shareholders' equity	126,275	134,274	(7,999)	-6.0%

Asset Quality

The asset quality measures depicted below continue to reflect the Company's efforts to prudently charge-off loans as losses are identified and maintain an appropriate allowance for potential future loan losses.

The following table depicts the net charge-off activity for the three and twelve months ended December 31, 2015 and 2014:

	Three months ended		Twelve months ended
	December 31,		December 31,
(dollars in thousands)	2015	2014	2015	2014
Net charge-offs	$ 611	$ 1,120	$ 1,694	$ 1,996
Net charge-offs to average loans (annualized)	0.28%	0.58%	0.20%	0.28%

The following table depicts the level of the allowance for loan losses as of the dates presented:

	December 31,	December 31,
(dollars in thousands)	2015	2014
Allowance for loan losses	$ 11,327	$ 13,021
Allowance for loan losses to period end loans	1.29%	1.59%
Allowance for loan losses to nonaccrual loans	183.43%	196.63%
Allowance for loan losses to nonperforming loans	155.34%	195.07%

The following table depicts the level of nonperforming assets as of the dates presented:

	December 31,	December 31,
(dollars in thousands)	2015	2014
Nonaccrual loans	$ 6,175	$ 6,622
Loans past due 90 days and accruing interest	1,117	53
Total nonperforming loans	$ 7,292	$ 6,675
Other real estate owned ("OREO")	520	1,838
Total nonperforming assets	$ 7,812	$ 8,513

Nonperforming assets to total loans and OREO	0.89%	1.04%

The following tables present the change in the balances of OREO and nonaccrual loans for the twelve months ended December 31, 2015:

OREO:		Nonaccrual Loans:

(dollars in thousands)		(dollars in thousands)
Balance at December 31, 2014	$ 1,838	Balance at December 31, 2014	$ 6,622
Transfers from loans	1,966	Loans returned to accrual status	(4,765)
Capitalized costs	1	Net principal curtailments	(2,650)
Sales proceeds	(3,255)	Charge-offs	(1,680)
Impairment losses on valuation adjustments	(5)	Loan collateral moved to OREO	(1,966)
Loss on disposition	(25)	Loans placed on nonaccrual during period	10,614
Balance at December 31, 2015	$ 520	Balance at December 31, 2015	$ 6,175

In general, the modification or restructuring of a loan constitutes a troubled debt restructuring ("TDR") when we grant a concession to a borrower experiencing financial difficulty. The following table depicts the balances of TDRs as of the dates presented:

	December 31,	December 31,
(dollars in thousands)	2015	2014
Performing TDRs	$ 15,535	$ 15,223
Nonperforming TDRs*	1,300	3,438
Total TDRs	$ 16,835	$ 18,661

* Included in nonaccrual loans.

Forward Looking Statements

Certain statements contained in this release that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. In addition, certain statements may be contained in the Company's future filings with the Securities and Exchange Commission (the "SEC"), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Exchange Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, income or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to products or services, the performance or disposition of portions of the Company's asset portfolio, future changes to the Bank's branch network and the payment of dividends; (iii) statements of future financial performance and economic conditions; (iv) statements regarding the adequacy of the allowance for loan losses; (v) statements regarding the effect of future sales of investment securities or foreclosed properties; (vi) statements regarding the Company's liquidity; (vii) statements of management's expectations regarding future trends in interest rates, real estate values, and economic conditions generally and in the Company's markets; (viii) statements regarding future asset quality, including expected levels of charge-offs; (ix) statements regarding potential changes to laws, regulations or administrative guidance; (x) statements regarding strategic initiatives of the Company or the Bank and the results of these initiatives; and (xi) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

  factors that adversely affect the Company's and the Bank's strategic and business initiatives, including, without limitation, changes in the economic or business conditions in the Company's markets;
  the Company's ability and efforts to assess, manage and improve its asset quality;
  the strength of the economy in the Company's target market area, as well as general economic, market, political, or business factors;
  changes in the quality or composition of the Company's loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers;
  concentrations in segments of the loan portfolio or declines in real estate values in the Company's markets;
  the effects of the Company's adjustments to the composition of its investment portfolio;
  the strength of the Company's counterparties;
  an insufficient allowance for loan losses;
  the Company's ability to meet the capital requirements of its regulatory agencies;
  changes in laws, regulations and the policies of federal or state regulators and agencies, the implementation of the Basel III capital framework and for calculating risk-weighted assets;
  changes in the interest rates affecting the Company's deposits and loans;
  the loss of any of the Company's key employees;
  failure, interruption or breach of any of the Company's communication or information systems, including those provided by external vendors;
  the Company's potential growth, including its entrance or expansion into new markets, the opportunities that may be presented to and pursued by it and the need for sufficient capital to support that growth;
  future mergers or acquisitions, if any;
  changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
  the Company's ability to maintain internal control over financial reporting;
  the Company's ability to realize its deferred tax assets, including in the event the Company experiences an ownership change as defined by section 382 of the code;
  the Company's ability to raise capital as needed by its business;
  the Company's reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, and federal funds lines of credit from correspondent banks to meet its liquidity needs; and
  other circumstances, many of which are beyond the Company's control.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this report. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with the SEC.

Selected Financial Information
(dollars in thousands, except per share data)	Three months ended December 31,		Twelve months ended December 31,
Statements of Income	2015	2014	2015	2014
Interest and dividend income	$ 12,280	$ 11,261	$ 47,964	$ 41,918
Interest expense	1,585	1,085	5,589	4,428
Net interest income	10,695	10,176	42,375	37,490
Provision for loan losses	-	-	-	250
Net interest income after provision for loan losses	10,695	10,176	42,375	37,240

Service charges and fees on deposit accounts	764	773	2,845	3,257
Other operating income	377	377	1,704	1,458
Debit/credit card fees	455	346	1,728	1,416
Gain on sale of available for sale securities, net	102	42	224	538
Gain on sale of held to maturity securities, net	-	-	10	-
(Loss) gain on sale of bank premises and equipment	(20)	1	(58)	6
Noninterest income	1,678	1,539	6,453	6,675

Salaries and employee benefits	5,244	4,996	21,649	18,982
Occupancy and equipment expenses	1,460	1,237	5,762	5,109
FDIC expense	199	163	821	921
Collection, repossession and other real estate owned	95	118	519	323
Loss on sale of other real estate owned	7	12	25	78
Impairment losses on other real estate owned	-	13	5	24
Merger and merger related expenses	-	1,248	224	1,831
Other operating expenses	2,352	2,692	10,035	8,536
Noninterest expenses	9,357	10,479	39,040	35,804

Income before income taxes	3,016	1,236	9,788	8,111
Income tax expense	848	505	2,494	2,447
Net income	$ 2,168	$ 731	$ 7,294	$ 5,664
Less: Effective dividend on preferred stock	-	349	386	1,948
Net income available to common shareholders	$ 2,168	$ 382	$ 6,908	$ 3,716
Net income per common share: basic and diluted	$ 0.12	$ 0.03	$ 0.38	$ 0.22

Selected Ratios
Return on average assets (annualized)	0.69%	0.13%	0.57%	0.35%
Return on average common shareholders' equity (annualized)	8.23%	1.56%	6.76%	3.96%
Net interest margin (tax equivalent basis)	3.71%	3.94%	3.84%	3.85%
Period End Balances
Investment securities	$ 269,600	$ 253,707	$ 269,600	$ 253,707
Loans, net of unearned income	880,778	820,569	880,778	820,569
Total assets	1,270,384	1,181,972	1,270,384	1,181,972
Total deposits	988,719	939,254	988,719	939,254
Total borrowings	148,760	102,013	148,760	102,013
Total shareholders' equity	126,275	134,274	126,275	134,274
Book value per common share	8.11	7.67	8.11	7.67
Average Balances
Investment securities	$ 266,067	$ 257,368	$ 265,203	$ 268,180
Loans, net of unearned income	872,975	766,664	840,814	706,812
Total earning assets	1,148,731	1,033,200	1,113,771	982,537
Total assets	1,250,230	1,123,891	1,215,135	1,068,152
Total deposits	983,160	891,100	958,610	839,107
Total borrowings	133,345	95,182	121,316	87,573
Total shareholders' equity	126,049	134,067	127,944	137,301
Asset Quality at Period End
Allowance for loan losses	$ 11,327	$ 13,021	$ 11,327	$ 13,021
Nonperforming assets	7,812	8,513	7,812	8,513
Net charge-offs	611	1,120	1,694	1,996
Net charge-offs to average loans	0.28%	0.58%	0.20%	0.28%
Allowance for loan losses to period end loans	1.29%	1.59%	1.29%	1.59%
Allowance for loan losses to nonaccrual loans	183.43%	196.63%	183.43%	196.63%
Allowance for loan losses to nonperforming loans	155.34%	195.07%	155.34%	195.07%
Nonperforming assets to total assets	0.61%	0.72%	0.61%	0.72%
Nonperforming assets to total loans and other real estate owned	0.89%	1.04%	0.89%	1.04%
Other Information
Number of shares outstanding - period end	13,029,550	12,978,934	13,029,550	12,978,934
Average shares outstanding - basic	13,029,550	12,461,440	13,017,175	12,014,862
Average shares outstanding - diluted	18,269,742	17,701,632	18,257,367	17,255,054

Contact:
Adam Sothen
Chief Financial Officer
Voice: (804) 443-8404
Fax: (804) 445-1047